SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 21, 2002

VERITAS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26247	77-0507675

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Ellis Street
Mountain View, California 94043

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (650) 527-8000

Item 5: Other Events

     On October 21, 2002, the Company announced its financial results for its third quarter ended September 30, 2002. The press release announcing these results is attached to this Current Report as Exhibit 99.1 and is incorporated herein by this reference. On October 21, 2002, the Company also announced that it expected to record a restructuring charge of approximately $90-100 million in the quarter ending December 31, 2002, related to the costs of consolidating the Company's facilities worldwide to reduce excess capacity in order to match more closely the Company's actual needs.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description of Document

99.1	Press release dated October 21, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2002

VERITAS SOFTWARE CORPORATION

By:	/s/ Jay A. Jones

Jay A. Jones Senior Vice President, Chief Administrative Officer and Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated October 21, 2002.